UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 22, 2009

GLOBAL CLEAN ENERGY HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Utah
(State of Incorporation)

000-12627	87-0407858
(Commission File Number)	(I.R.S. Employer Identification No.)

6033 W. Century Blvd, Suite 895, Los Angeles, California	90045
(Address of Principal Executive Offices)	(Zip Code)

(310) 641-4234
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 2.01  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On December 22, 2009, Global Clean Energy Holdings, Inc. (the “Company”) and its wholly-owned subsidiary, MDI Oncology, Inc., completed the sale of the Company’s legacy medical assets to Curadis GmbH.

As disclosed by the Company in its Quarterly Report on Form 10-Q filed on November 20, 2009, the Company and its subsidiary had previously entered into a Sale and Asset Purchase Agreement with Curadis Gmbh, an unaffiliated German company, for the sale by the Company to Curadis GmbH of the Company’s intellectual property and all contractual and other rights, including the patents, patent applications, pre-clinical and clinical data, relating to “SaveCream,” a developmental topical aromatase inhibitor cream.  The Company and its subsidiary had acquired these assets in March 2005 from Savetherapeutics, a German company in liquidation.

On December 22, 2009 Curadis GmbH paid the Company 300,000 Euros and assumed certain liabilities (including in particular our 1,850,000 Euro obligation to the liquidator of Savetherapeutics).   Curadis has also agreed to pay the Company up to 2,000,000 Euros from the future sale of products manufactured using the Savetherapeutics assets or from licensing fees that may in the future be received by Curadis.  These royalty and other payments will be payable only if and when any pharmaceutical products are ever commercialized or licensed.  As collateral for its contingent obligation to pay the royalties and other payments in the future from the commercialization of the technology, Curadis has agreed to grant the Company a first lien on the patents and other properties that were sold to Curadis. Although we are hopeful that the pharmaceutical product will eventually be commercialized, no assurance can be given if or when any additional consideration or cash will be provided to the Company. We will continue to maintain our security interest in the asset until the final 2 million Euro payment is made, if ever.

The Company expects to use a substantial portion of the cash proceeds it received at the closing to settle some outstanding indebtedness, and to use the remaining funds for working capital purposes.

ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS

10.1
Sale and Asset Purchase Agreement, dated November 16, 2009, between the Company, MDI Oncology, Inc., and Curadis Gmbh (previously filed as an exhibit to our quarterly report on Form 10-Q filed on November 20, 2009, and incorporated herein by reference)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 24, 2009	GLOBAL CLEAN ENERGY HOLDINGS, INC. By: /s/ RICHARD PALMER Richard Palmer, Chief Executive Officer